Exhibit 99.1

Quest Resource Holding Corporation Reports Third Quarter 2022 Financial Results

THE COLONY, TX – November 14, 2022 – Quest Resource Holding Corporation (NASDAQ: QRHC) ("Quest"), a national leader in environmental waste and recycling services, today announced financial results for the third quarter ended September 30, 2022.

Third Quarter 2022 Highlights

•
Revenue was $73.4 million, a 96.3% increase compared with the third quarter of 2021.
•
Gross profit was $12.2 million, a 77.8% increase compared with the third quarter of 2021.
•
GAAP net loss was $(1.7) million, or $(.09) per basic and diluted share attributable to common stockholders, compared with net income of $386,000, or $0.02 per basic and diluted share, in the third quarter of 2021.
•
Adjusted EBITDA was $3.8 million, a 56.9% increase compared with the third quarter of 2021.
•
Adjusted net income per diluted share was $0.04 compared with $0.06 per diluted share during the third quarter of 2021.

Year-to-Date 2022 Highlights (September 30, 2022)

•
Revenue was $221.8 million, a 102.9% increase compared with the same period of 2021.
•
Gross profit was $38.1 million, an 89.5% increase compared with the same period of 2021.
•
GAAP net loss was $(2.7) million, or $(0.14) per basic and diluted share attributable to common stockholders, compared with net income of $2.2 million, or $0.12 per basic and $0.11 per diluted share, respectively, during the same period of 2021.
•
Year-to-date Adjusted EBITDA was $14.1 million, an 86.3% increase compared with the same period of 2021.
•
Adjusted net income per diluted share was $0.29, compared with $0.18 per diluted share during the same period of 2021.

“Third quarter results continued to reflect the strength of our business model and demonstrate how we can perform well in a challenging economic environment. We posted strong financial results, delivering 78% growth in gross profit dollars to $12.2 million and 57% growth in Adjusted EBITDA of $3.8 million. We are executing well with all our growth strategies, adding new customers, expanding services with existing customers, and optimizing efficiencies with our core business and acquired companies,” said S. Ray Hatch, President and Chief Executive Officer. “We continue to invest in the scalability and capabilities of our data platform, which is further enhancing our value proposition and competitive differentiation. Overall, our outlook remains positive, we expect a strong finish to what has been an exceptional year of growth and believe we are well positioned for profitable growth to continue during the next several years.”

Third Quarter 2022 Earnings Conference Call and Webcast

Quest will conduct a conference call Monday, November 14, 2022, at 5:00 PM ET, to review the financial results for the third quarter ended September 30, 2022. Investors interested in participating on the live call can dial 1-800-289-0438 within the U.S. or 1-323-794-2423 from abroad, referencing conference ID: 9182428. The conference call, which may include forward-looking statements, is also being webcast and is available via the investor relations section of Quest’s website at https://investors.qrhc.com/investors. A replay of the webcast will be archived on Quest’s investor relations website for 90 days.

Reconciliation of U.S. GAAP to Non-GAAP Financial Measures

In this press release, non-GAAP financial measures, "Adjusted EBITDA," and “Adjusted Net Income” are presented. From time-to-time, Quest considers and uses these supplemental measures of operating performance in order to provide an improved understanding of underlying performance trends. Quest believes it is useful to review, as applicable, both (1) GAAP measures that include (i) depreciation and amortization, (ii) interest expense, (iii) stock-based compensation expense, (iv) income tax expense, and (v) certain other adjustments, and (2) non-GAAP measures that exclude such items. Quest presents these non-GAAP measures because it considers it an important supplemental measure of Quest's performance. Quest's definition of these adjusted financial measures may differ from similarly named measures used by others. Quest believes these measures facilitate operating performance comparisons from period to period by eliminating potential differences caused by the existence and timing of certain expense items that would not otherwise be apparent on a GAAP basis. These non-GAAP measures have limitations as an analytical tool and should not be considered in isolation or as a substitute for the Company's GAAP measures.

(See attached tables "Reconciliation of Net Income (Loss) to Adjusted EBITDA" and “Adjusted Net Income Per Share”).

About Quest Resource Holding Corporation

Quest is a national provider of waste and recycling services that enable larger businesses to excel in achieving their environmental and sustainability goals and responsibilities. Quest delivers focused expertise across multiple industry sectors to build single-source, client-specific solutions that generate quantifiable business and sustainability results. Addressing a wide variety of waste streams and recyclables, Quest provides information and data that tracks and reports the environmental results of Quest’s services, gives actionable data to improve business operations, and enables Quest’s clients to excel in their business and sustainability responsibilities. For more information, visit www.qrhc.com.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, which provides a "safe harbor" for such statements in certain circumstances. The forward-looking statements include, but are not limited to, our belief that we can perform well in a challenging economic environment, our belief that we continue to further enhance our value proposition and competitive differentiation, our expectation to have a strong finish to the year with continued growth, and our belief that we are well positioned for profitable growth during the next several years. Actual events or results could differ materially from those discussed in the forward-looking statements as a result of various factors, including, but not limited to, competition in the environmental services industry, the impact of the current economic environment and the potential effect of inflationary pressures and increased interest rates on our costs of doing business, the spread of major epidemics (including Coronavirus) and other related uncertainties such as government-imposed travel restrictions, interruptions to supply chains, commodity price fluctuations, and extended shut down of businesses, and other factors discussed in greater detail in our filings with the Securities and Exchange Commission (SEC), including our Annual Report on Form 10-K for the year ended December 31, 2021. You are cautioned not to place undue reliance on such statements and to consult our SEC filings for additional risks and uncertainties that may apply to our business and the ownership of our securities. Our forward-looking statements are presented as of the date made, and we disclaim any duty to update such statements unless required by law to do so.

Investor Relations Contact:

Three Part Advisors, LLC

Joe Noyons

817.778.8424

Financial Tables Follow

Quest Resource Holding Corporation and Subsidiaries

STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
	(Unaudited)		(Unaudited)
Revenue	$73,358	$37,367	$221,785	$109,327
Cost of revenue	61,175	30,514	183,685	89,224
Gross profit	12,183	6,853	38,100	20,103
Selling, general, and administrative	9,333	5,308	27,976	14,630
Depreciation and amortization	2,473	508	7,308	1,325
Total operating expenses	11,806	5,816	35,284	15,955
Operating income	377	1,037	2,816	4,148
Interest expense	(1,911)	(543)	(5,057)	(1,654)
Income (loss) before taxes	(1,534)	494	(2,241)	2,494
Income tax expense	152	108	479	262
Net income (loss)	$(1,686)	$386	$(2,720)	$2,232

Net income (loss) applicable to common stockholders	$(1,686)	$386	$(2,720)	$2,232
Net income (loss) per common share:
Basic	$(0.09)	$0.02	$(0.14)	$0.12
Diluted	$(0.09)	$0.02	$(0.14)	$0.11
Weighted average number of common shares outstanding:
Basic	19,368	18,985	19,298	18,785
Diluted	19,368	21,308	19,298	20,704

RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED EBITDA

(Unaudited)

(In thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Net income (loss)	$(1,686)	$386	$(2,720)	$2,232
Depreciation and amortization	2,554	582	7,541	1,539
Interest expense	1,911	543	5,057	1,654
Stock-based compensation expense	413	326	998	1,142
Acquisition, integration, and related costs	327	464	2,301	600
Other adjustments	176	42	485	160
Income tax expense	152	108	479	262
Adjusted EBITDA	$3,847	$2,451	$14,141	$7,589

ADJUSTED NET INCOME PER SHARE

(Unaudited)

(In thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Reported net income (loss) (1)	$(1,686)	$386	$(2,720)	$2,232
Amortization of intangibles (2)	2,222	386	6,617	964
Acquisition, integration, and related costs (3)	327	464	2,301	600
Adjusted net income	$863	$1,236	$6,198	$3,796

Diluted earnings per share:
Reported net income (loss)	$(0.09)	$0.02	$(0.14)	$0.11
Adjusted net income	$0.04	$0.06	$0.29	$0.18

Weighted average number of common shares outstanding:
Diluted (4)	21,642	20,308	21,575	20,704

(1) Applicable to common stockholders

(2) Reflects the elimination of non-cash amortization of acquisition-related intangible assets

(3) Reflects the add back of acquisition/integration related transaction costs

(4) Reflects adjustment for dilution as adjusted net income is positive

BALANCE SHEETS

(In thousands, except per share amounts)

	September 30,	December 31,
	2022	2021
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$7,094	$8,428
Accounts receivable, less allowance for doubtful accounts of $2,078 and $841 as of September 30, 2022 and December 31, 2021, respectively	52,062	39,949
Prepaid expenses and other current assets	3,066	1,952
Total current assets	62,222	50,329

Goodwill	82,479	80,622
Intangible assets, net	35,581	39,119
Property and equipment, net, and other assets	5,986	5,596
Total assets	$186,268	$175,666

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$34,541	$30,196
Other current liabilities	5,791	6,195
Current portion of notes payable	1,159	1,329
Total current liabilities	41,491	37,720

Notes payable, net	70,315	62,409
Other long-term liabilities	2,079	1,909
Total liabilities	113,885	102,038

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $0.001 par value, 10,000 shares authorized, no shares issued and outstanding as of September 30, 2022 and December 31, 2021	—	—
Common stock, $0.001 par value, 200,000 shares authorized, 19,291 and 19,046 shares issued and outstanding as of September 30, 2022 and December 31, 2021, respectively	19	19
Additional paid-in capital	171,793	170,318
Accumulated deficit	(99,429)	(96,709)
Total stockholders’ equity	72,383	73,628
Total liabilities and stockholders’ equity	$186,268	$175,666

# # #